UNITED STATES SECURITIES AND
                               EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) September 12, 2008


                              ZEBRA RESOURCES, INC.
             (Exact name of registrant as specified in its charter)

                                     Nevada
                 (State or other jurisdiction of incorporation)

                                   333-138148
                            (Commission File Number)

                                   20-5243308
                        (IRS Employer Identification No.)

              29773 Niguel Road #A, Laguna Niguel, California 92677
             (Address of principal executive offices and Zip Code)

                                  949-481-5396
               Registrant's telephone number, including area code

          #802 - 700 West Pender Street, Vancouver, B.C. Canada V6C 1G8 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On September 12, 2008 Karl Kottmeier resigned as our President, Chief Executive Officer, Treasurer, and Chief Financial Officer.
As a result on September 12, 2008 we appointed Dan Gravelle as President, Chief Executive Officer, Treasurer, and Chief Financial Officer of our company.

Additionally, Mr. Gravelle was appointed a director of the company.

Our board of directors is now comprised of Karl Kottmeier and Dan Gravelle. Mr. Gravelle is a corporate consultant and has a substantial experience in marketing and corporate finance.

FAMILY RELATIONSHIPS

There are no family relationships with Mr. Gravelle or any of our other directors and officers.

CERTAIN RELATED TRANSACTIONS AND RELATIONSHIPS

We have not been a party to any transaction, proposed transaction, or series of transactions in which the amount involved exceeds the lesser of $120,000 or one percent of the average of the company's total assets at year end for the last two completed fiscal years and in which, to our knowledge, Mr. Gravelle has had or will have a direct or indirect material interest.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZEBRA RESOURCES, INC.


/s/ Dan Gravelle
--------------------------------
ZEBRA RESOURCES, INC.
President,
Principal Executive Officer,
Principal Financial Officer and
Principal Accounting Officer

September 12, 2008

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